SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-J NET ENTERPRISES

                    GAMCO INVESTORS, INC.
                                 7/08/02           20,000-             .6600
                                 7/03/02           24,000-             .6500
                                 7/01/02            2,000-             .7000
                                 6/25/02            3,400-             .8206
                                 6/25/02           15,000-             .8000
                                 6/24/02            5,000-             .8000
                                 6/18/02            8,000-             .6000
                                 6/17/02            5,000-             .5700
                                 6/14/02            1,000-             .6500
                                 6/05/02            2,500-             .8000
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 6/12/02           10,000-             .7600


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.